UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2013

Kraft Foods Group, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-35491

Virginia	36-3083135
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Three Lakes Drive, Northfield, IL 60093-2753

(Address of principal executive offices, including zip code)

(847) 646-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

We announced on September 3, 2013 that Teri List-Stoll, our Senior Vice President, Finance, will succeed our current Chief Financial Officer, Timothy McLevish. Ms. List-Stoll will become our Executive Vice President and Chief Financial Officer effective as of December 29, 2013, the first day of our fiscal year 2014. As of that date, Ms. List-Stoll will also succeed Mr. McLevish as our principal accounting officer and serve in that role until January 13, 2014. The compensation arrangement that Ms. List-Stoll will receive for serving as Chief Financial Officer was disclosed in our Current Report on Form 8-K that we filed with the Securities and Exchange Commission (the “SEC”) on September 3, 2013.

Mr. McLevish will remain in a senior non-executive position with Kraft until April 1, 2014 to lead some corporate initiatives. In connection with Mr. McLevish’s departure in April 2014, the Compensation Committee of our Board of Directors has agreed to vest one-third of his 2013 performance share award and 100% of his November 2012 restricted stock unit award. The performance share award will vest on its original vesting date in February 2016. All other terms of his compensation will be consistent with his letter agreement, dated November 21, 2012. The letter agreement was described in our Current Report on Form 8-K that we filed with the SEC on November 21, 2012.

In addition, on January 13, 2014, Melinda Whittington, age 46, will join Kraft as our Vice President, Corporate Controller and serve as our principal accounting officer. Prior to joining Kraft, Ms. Whittington served as Finance Director, Global Home Products, of The Procter & Gamble Company, a consumer packaged goods company, since July 2013. Ms. Whittington joined Procter & Gamble in 1993 and served in a variety of finance leadership roles, including Finance Director, North America Home Care and Global Surface Care Brand Franchise, from 2010 until 2013 and Finance Director, Corporate Accounting, from 2005 until 2010.

On December 9, 2013, the Compensation Committee also approved the terms of Ms. Whittington’s compensation as follows: base salary of $360,000, target annual incentive of 50% of base salary and long-term incentive target of $250,000. In addition, Ms. Whittington will receive a cash sign-on incentive of $350,000 and stock sign-on incentives as follows: $225,000 of stock options vesting one-third each year over three years and $225,000 of restricted stock units vesting 100% on the third anniversary of the grant date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kraft Foods Group, Inc.

Date: December 11, 2013	By:	/s/ Kim K. W. Rucker
Executive Vice President, Corporate & Legal Affairs, General Counsel and Corporate Secretary